Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference to this post-effective amendment No. 1 to Registration Statement No. 333-76235 of Cox Communications, Inc. on Form S-3 of our report dated February 10, 1999 (March 18, 1999 as Note 18), appearing in the Annual Report on Form 10-K of Cox Communications, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.



                                             /s/ Deloitte & Touche LLP
                                             ----------------------------
                                             Atlanta, Georgia
                                             July 16, 1999